                                                                    EXHIBIT 10.1
                                                                    ------------

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 30, 1999, by and between Verisity Design, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be
     ------------------------------------
owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated December 31, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Two Million Dollars ($2,000,000), subject to the limitations provided in the Loan Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is
     ----------------------------------------
guaranteed by an Unconditional Guaranty dated December 31, 1998 (the "Guaranty"), executed by Verisity LTD. ("Guarantor").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the 'Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement.

          1.   The following terms are hereby amended and incorporated under
               Section 1.1 defined as "Definitions".

               "Cash Management Sublimit" has the meaning set forth in Section
               2.1.4 herein.

               "Revolving Maturity Date" means December 30, 2000.

          2. The first sentence in subletter (a) under Section 2.1 entitled "Advances" is hereby amended as follows:

               Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Advances to Borrower in an aggregate amount not to exceed (i) the lesser of (A) the Committed Line minus the Cash Management Sublimit or (B) the Borrowing Base, minus the sum of (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (iii) the Foreign Exchange Reserve.

          3. Section 2.1.4 entitled "Cash Management Sublimit" is hereby incorporated into the Loan Agreement as follows:

               Borrower may use up to an aggregate amount not to exceed $2,000,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as an Advance under the Committed Line.

          4. Section 2.4 entitled "Overadvances" is hereby amended in its entirety to read as follows:

               If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Sections 2.1, 2.1 .2 and 2.1.3 of this Loan Agreement is greater than (i) the lesser of the Committed Line minus the Cash Management Sublimit or the Borrowing Base, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus (iii) the Foreign Exchange Reserve shall immediately pay to Bank, in cash, the amount of such excess.

          5. Effective as of the date of this Loan Modification Agreement, subletter (a) under Section 2.5 entitled "Interest Rates, Payments, and Calculations" is hereby amended in its entirety.

               Except as set forth in Section 2.5 (b), all Advances, (other than Advances under the Term Loan) accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate; and (ii) Advances under the Term Loan, shall accrue interest on the outstanding principal balance at per annum rate of .25 percentage points above the Prime Rate.

          6. The second paragraph under Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

               Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a borrowing base certificate in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable for the immediately preceding month.

          7. The fourth paragraph under Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

               Bank shall have a right to audit Borrower's Accounts and Inventory at Borrower's reasonable expense (i) either (a) prior to the first Advance or (b) at such time as the outstanding Letters of Credit (including drawn but undisbursed Letters of Credit) exceed $250,000 under the Letter of Credit Sublimit or
               (c) at such times as an Event of Default has occurred and in continuing, and (ii) not more than every 12 months thereafter.

          8. Section 6.10 entitled "Liquidity Coverage: Debt Service Coverage" is hereby amended in part to read as follows:

               Borrower shall maintain, as of the last day of each calendar month from and after the Closing Date during the term of this Agreement, a Liquidity Ratio of at least 2.00 : 1.00. For the purposes of this Section 6.10, the term "Liquidity Ratio" shall be the ratio calculated by dividing (i) the sum of (A) unrestricted cash and cash equivalents of Borrower and Verisity Ltd. plus (B) eighty percent (80%) of Eligible Accounts, minus
               (ii) the sum of (A) all outstanding Revolving Advances under the Revolving Facility, by all outstanding Obligations with respect to the Existing Term Loan Facility under the Original Loan Documents.

4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Ten
     -------------------
Thousand Dollars ($10,000.00) (the "Loan Fee"), plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts the Indebtedness.

7.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITION. The effectiveness of this Loan Modification Agreement is
     ---------
conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                         BANK:

VERISITY DESIGN, INC.                             SILICON VALLEY BANK

By: /s/ Charles Alvarez                           By: /s/ R. Bryan Jadot
   ------------------------------                    --------------------------
Name: Charles G. Alvarez                          Name: R. Bryan Jadot
     ----------------------------                      ------------------------
Title: V.P. Finance & Admin./CFO                  Title: AVP
      ---------------------------                       -----------------------

The undersigned hereby consent to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratify all the provisions of the Guaranty and confirm that all provisions of that document are in full force and effect.

GUARANTOR:

VERISITY LTD.
By: /s/ Charles Alvarez
   --------------------------------
Name: Charles G. Alvarez
     ------------------------------
Title: V.P. Finance & Admin./CFO
      -----------------------------